UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2021

Precision BioSciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38841	20-4206017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 East Pettigrew St., Suite A-100, Durham, North Carolina 27701

(Address of principal executive offices) (Zip Code)

(919) 314-5512

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000005 per share	DTIL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2021, the Board of Directors (the “Board”) of Precision BioSciences, Inc. (the “Company”) appointed Michael Amoroso to serve as President and Chief Executive Officer of the Company, as well as a member of the Board, in each case effective October 15, 2021 (the “Effective Date”). Mr. Amoroso will serve as a Class I director with a term expiring at the Company’s annual meeting of stockholders to be held in 2023 and until his successor is duly elected and qualified or his earlier death, disqualification, resignation or removal. Mr. Amoroso succeeds Mathew Kane who, as previously reported, agreed to cease serving in both capacities effective with his successor’s commencement of service with the Company and to serve as a non-employee advisor to the Company through October 1, 2022 to assist in the transition. On September 18, 2021, the Company entered into an employment agreement with Mr. Amoroso (the “Employment Agreement”), the material terms and conditions of which are summarized below.

Mr. Amoroso currently serves as Chief Executive Officer at Abeona Therapeutics Inc. (“Abeona”), a clinical-stage biopharmaceutical company developing gene and cell therapies for life-threatening rare genetic diseases. Mr. Amoroso will serve as the Chairman of Abeona’s board of directors effective October 15, 2021.  Mr. Amoroso joined Abeona in July 2020 as Chief Commercial Officer and was promoted to Chief Operating Officer in November 2020 and to President and Chief Executive Officer in March 2021. Prior to this, from 2018 to 2020, he served as Senior Vice President and Head of Worldwide Commercial Operations for Cell Therapy at Kite Pharma, Inc. (“Kite”), a Gilead Company, where he led operations and functions charged with bringing a CAR-T cell therapy, YESCARTA®, to market while also preparing the organization for its future cell therapy pipeline. Prior to his time at Kite, Mr. Amoroso served in senior level executive positions at Eisai Inc. from 2017 to 2018, Celgene Corporation (now a subsidiary of Bristol-Myers Squibb Company) from 2011 to 2017 and Aventis (now Sanofi) from 2001 to 2011. Mr. Amoroso has worked with companies in the small molecules, biologics, and cell and gene therapies space across large, medium, and small capitalization companies with his deepest areas of expertise in rare, oncology diseases. Mr. Amoroso earned his Executive M.B.A. in Management from the Stern School of Business, New York University, and his B.A. in Biological Sciences, summa cum laude, from Rider University.

Under the Employment Agreement, Mr. Amoroso’s annual base salary will equal $600,000 and his target annual bonus will equal 60% of his annual base salary (pro-rated for 2021 based on the partial year served).  In addition to any pro-rated target annual bonus that Mr. Amoroso receives in 2021, under the Employment Agreement, Mr. Amoroso is entitled to receive a $200,000 bonus when annual bonuses for 2021 are paid to executives of the Company, subject to Mr. Amoroso’s continued employment with the Company through the date of payment. The Company will reimburse Mr. Amoroso for reasonable relocation costs up to $50,000 incurred in connection with his move to Raleigh/Durham, North Carolina, which will be grossed-up for taxes (the “Relocation Bonus”), and will also reimburse Mr. Amoroso for reasonable attorney’s fees up to $10,000 incurred in connection with the negotiation of the Employment Agreement and related documents.  In the event that Mr. Amoroso resigns without good reason or the Company terminates his employment for cause within 12 months following the Effective Date, Mr. Amoroso will be required to immediately repay the Relocation Bonus, including any amounts paid for taxes.

The Employment Agreement also provides that, within 30 days following the Effective Date, the Company will grant to Mr. Amoroso an option to purchase 850,000 shares of the Company’s common stock, with an exercise price per share equal to the Fair Market Value (as defined in the Company’s 2021 Employment Inducement Incentive Award Plan) of the Company’s common stock on the date of grant (the “Initial Option”).  The Initial Option will vest as to 25% of the underlying shares on the first anniversary of the Effective Date and the remainder will vest ratably over three years thereafter in substantially equal quarterly installments, subject to Mr. Amoroso’s continued employment on each such vesting date, except as otherwise provided in the Employment Agreement.  In addition, within 30 days following the first anniversary of the Effective Date, the Company will grant to Mr. Amoroso an option to purchase 250,000 shares of the Company’s common stock (the “Subsequent Option”), subject to Mr. Amoroso’s continued employment on the date of grant.  If granted, the Subsequent Option will vest as to 25% of the underlying shares on the second anniversary of the Effective Date and the remainder will vest ratably over three years thereafter in substantially equal quarterly installments, subject to Mr. Amoroso’s continued employment on each such vesting date, except as otherwise provided in the Employment Agreement.

In addition, within 30 days following the Effective Date, the Company will grant to Mr. Amoroso restricted stock units representing a number of shares of common stock having a grant date fair value of $237,000 divided by the closing price of a share of the Company’s common stock on the Effective Date (the “RSUs”).  The RSUs will vest on the first anniversary of the Effective Date, subject to Mr. Amoroso’s continued employment with the company through such first anniversary.

Pursuant to the Employment Agreement, Mr. Amoroso’s employment is terminable by either the Company or Mr. Amoroso without cause upon 30-days’ notice. In the event that Mr. Amoroso’s employment is terminated by the Company without “cause” or by Mr. Amoroso for “good reason,” in each case as defined in the Employment Agreement, then in addition to payment of any accrued amounts and subject to Mr. Amoroso’s timely executing a release of claims and continuing to comply with obligations under his proprietary information agreement, he will be entitled to receive 1.0 times his then current base salary, payable as salary continuation for twelve months, and reimbursement for additional costs the executive incurs for continued coverage under our group health insurance under the Consolidated Budget Reconciliation Act of 1985 (“COBRA”) for up to 12 months.

In lieu of the foregoing, the Employment Agreement provides that, in the event Mr. Amoroso’s employment is terminated by the Company without cause or by the Mr. Amoroso for good reason 12 months after the occurrence of a change in control, then, subject to his timely execution of a release of claims and continuing to comply with obligations under his proprietary information agreement with the Company (the “Proprietary Information Agreement”), Mr. Amoroso will be entitled to a lump sum payment equal to 1.5 times his then current base salary plus 1.5 times his target bonus, reimbursement for the additional costs the executive incurs for continued coverage under our group health insurance under COBRA for up to 18 months and  accelerated vesting of all unvested time-based equity grants.

Under the Proprietary Information Agreement above, Mr. Amoroso has agreed to refrain from competing with the Company or soliciting the Company’s employees, independent contractors, customers or suppliers, in each case, while employed and following the termination of his employment for any reason for a period of 12 months, or 18 months if his termination occurs within 12 months after the occurrence of a change in control. Mr. Amoroso has acknowledged the Company's ownership rights in any intellectual property and assigned any such ownership rights to the Company.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Mr. Amoroso is expected to enter into the Company’s standard form indemnification agreement in the form filed as Exhibit 10.17 to the Company’s Registration Statement on Form S-1/A (File No. 333-230034), filed with the Securities and Exchange Commission on March 18, 2019.

Item 7.01. Regulation FD Disclosure

The Company issued a press release to announce the hiring of Mr. Amoroso and also announced the award of an inducement grant to Mr. Amoroso in connection with his hiring. Copies of the press releases are furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated in this Item 7.01 by reference.

The information in this Item 7.01 (including Exhibits 99.1 and 99.2) of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated September 18, 2021, by and between Michael Amoroso and Precision Biosciences, Inc.

99.1	Press Release of Precision BioSciences, Inc., dated September 27, 2021 regarding appointment of Michael Amoroso as President and Chief Executive Officer.

99.2	Press Release of Precision BioSciences, Inc., dated September 27, 2021 regarding grant of inducement award to Michael Amoroso.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION BIOSCIENCES, INC.

Date: September 27, 2021	By:	/s/ John Alexander Kelly
John Alexander Kelly
Chief Financial Officer